SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  January 15, 2003

                              LIFECELL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

      Delaware                        01-19890                  76-0172936
  (State Or Other                   (Commission                (IRS Employer
  Jurisdiction Of                    File Number)            Identification No.)
   Incorporation)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                   One Millenium Way
                 Branchburg, New Jersey                            08876
                 ---------------------------------------------------------
     (Address of Principal Executive Offices)                    (Zip Code)

    Registrant's telephone number, including area code         (908) 947-1100


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Item  5.  Other  Events  and  Regulation  FD  Disclosure

     On January 15, 2003, LifeCell Corporation entered into a $4.0 million credit facility with Silicon Valley Bank ("SVB"). The credit facility consists of a $2.0 million revolving line of credit and an equipment line for up to an additional $2.0 million, which amount will be available through March 31, 2003. The credit facility will be used to replace $900,000 of existing term debt and will provide access to additional working capital to support our growth. Advances under the revolving line of credit will accrue interest at a variable rate of interest, per annum, based upon the prime rate announced by SVB as its prime rate plus 0.75%. Advances under the equipment line of credit will accrue interest at a variable rate of interest, per annum, based upon the prime rate announced by SVB as its prime rate plus 1.5%. The revolving line of credit will mature on January 14, 2004 and the initial advance under equipment line of credit will mature on January 14, 2005. Subsequent advances under the equipment line will mature on March 31, 2006. Amounts outstanding under the credit facility are secured by substantially all of our assets.

     The credit facility contains affirmative and negative covenants which, among other things, require us to maintain certain financial ratios, limit the amounts of additional indebtedness we can incur and restrict our ability to dispose of our assets, change our business or management, encumber our assets, pay any dividends or make payments on subordinated debt.

     The press release issued by us in connection with credit facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The loan agreement and the notes related thereto are attached hereto as Exhibits 10.32, 10.33 and 10. 34 and are incorporated herein by reference.

Item  7.  Financial  Statements  and  Exhibits.

          (c)  Exhibits

          10.32 Loan and Security Agreement dated January 15, 2003 between LifeCell Corporation and Silicon Valley Bank.

          10.33  Revolving Promissory Note in the principal amount of $2,000,000

          10.34  Equipment  Term  Note  in  the  principal  amount of $2,000,000

          99.1   Press  release  dated  January  30,  2003.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            LIFECELL  CORPORATION

                                           By:/s/ Steven T. Sobieski
                                             --------------------------
                                            Steven T. Sobieski
                                            Chief Financial Officer

Date:     February 11, 2003


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